1940 Act | law group

John H. Lively
The Law Offices of John H. Lively & Associates, Inc.
A Member Firm of The 1940 Act Law Group
2041 West 141st Terrace, Suite 119
Leawood, KS 66224
Phone: 913.660.0778 Fax: 913.660.9157
john.lively@1940actlawgroup.com

May 26, 2011

Valued Advisers Trust
2960 North Meridian Street, Suite 300
Indianapolis, IN 46208

RE: Opinion of Counsel regarding the Registration Statement filed on Form N-1A under the Investment Company Act of 1940, as amended (the "1940 Act") and Securities Act of 1933, as amended (the "Securities Act") (File Nos. 333-151672 and 811-22208)

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption "Legal Counsel" in the Statement of Additional Information for the Golub Group Equity Fund, a series portfolio of Valued Advisers Trust (the "Trust"), which will be included in Post-Effective Amendment No. 35 to the Registration Statement under the Securities Act and Amendment No. 36 to Registration Statement under the 1940 Act on Form N-1A of the Trust.

Sincerely,

The Law Offices of John H. Lively & Associates, Inc.